Exh. 3-a
                           Articles of Incorporation
                                      of
                        Central American Equities Corp.


                               Article I. Name
                               ---------------

The name of this Florida Corporation is:

                       Central American Equities Corp.


                             Article II. Address
                             -------------------

The mailing address of the Corporation is:

                         Central American Equities Corp.
                         P.O. Box 669
                         Palm Beach FL 33480


                         Article III. Capital Stock
                         --------------------------

The Corporation shall have the authority to issue 20,000,000 shares of common stock, par value $.001 per share.

The Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per share, which may divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.


                        Article IV. Registered Agent
                        ----------------------------

The name and address of the registered agent of the Corporation is:

                       Corporate Creations Enterprises, Inc.
                       4521 PGA Boulevard, Suite 211
                       Palm Beach Gardens FL 33418


                       Article V. Board of Directors
                       -----------------------------

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation.

The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by law.

The name of each initial member of the Corporation's Board of Directors is:

                           Dale B. Finfrock, Jr.

                         Article VI. Incorporator
                         ------------------------

The name and address of the incorporator is:

                    Corporate Creations International Inc.
                       4521 PGA Boulevard - Suite 211
                      Palm Beach Gardens FL 33418-3967

                     Article VII. Corporate Existence
                     --------------------------------

The corporate existence of the Corporation shall begin effective January
23, 1996

                    Article VIII. Anti-Takeover Opt Out
                    -----------------------------------

The Corporation elects not to be governed by the Affiliated Transactions Statute, F.S. 607.0901. The Control Share Acquisitions Statute,
F.S.607.0902, shall not apply to control share acquisitions of shares of the Corporation.

The authorized representative of the incorporator executed these Articles of Incorporation on January 24, 1996

Corporate Creations International Inc.


By: /s/ Frank A. Rodriguez
    ----------------------------
    Frank A. Rodriguez President

                             Articles of Amendment
                                     to
                           Articles of Incorporation
                                     of

                       Central American Equities Corp.
   -----------------------------------------------------------------------
   (Name of corporation as currently filed with the Florida Dept. of State)

   _______________________________________________________________________
                   (Document number of corporation (if known)


   Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:


   NEW CORPORATE NAME (if changing):

   ________________________________________________________________________
   (must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co")


   AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

   (amended) ARTICLE III. CAPITAL STOCK
   ____________________________________
   The Corporation shall have the authority to issue 25,000,000 shares of common stock, par value $0.001 per share.

   If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
   (if not applicable, indicate N/A)

   __________________________________________________________________________



   The date of each amendment(s) adoption:  May 15, 2004
                                            ___________

   Effective date if applicable:                  Immediately
                                ______________________________________________
                               (no more than 90 days after amendment file date)


   Adoption of Amendment(s)                (CHECK ONE)

   [x] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

   [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

       "The number of votes cast for the amendment(s) was/were sufficient for approval by _____________________________________________."
                                                       (voting group)

   [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

   [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 8 Day of July,  2004



                                 Signature  /s/ Michael Caggiano

                                 (By a director, president or other officer-if directors or officers have not been selected, by an incorporator-if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                                 Michael Caggiano

                                 (Typed or printed name of person signing)


                                 President and CEO

                                 (Title of person signing)

                           Articles of Amendment
                                    to
                         Articles of Incorporation
                                    of

                         Central American Equities Corp.
    ______________________________________________________________________
   (Name of corporation as currently filed with the Florida Dept. of State)

                                 P96000007554
                    ________________________________________
                   (Document number of corporation (if known)


   Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:


   NEW CORPORATE NAME (if changing):

   N/A_____________________________________________________________________

   (must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co")


   AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

   See the attached additional pages.

   If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
   (if not applicable, indicate N/A)

   _________________________________________________________________________


   The date of each amendment(s) adoption:  December 29, 2005
                                         _________________

   Effective date if applicable:            December 29, 2005
                              _______________________________________________
                              (no more than 90 days after amendment file date)


   Adoption of Amendment(s)      (CHECK ONE)

   [x] The amendment(s) was/were approved by the shareholders. The number of

   [ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

   [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

       "The number of votes cast for the amendment(s) was/were sufficient for approval by __________________________________________________."
                                                     (voting group)

   [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

   [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


                                    Signature  /s/ Michael Caggiano

                                    (By a director, president or other officer-if directors or officers have not been selected, by an incorporator -if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                                    Michael Caggiano

                                    (Typed or printed name of person signing)


                                    President and CEO

                                    (Title of person signing)

                       CENTRAL AMERICAN EQUITIES CORP.

AMENDMENTS TO ARTICLES OF INCORPORATION

ARTICLE III: CAPITAL STOCK

3.1. The capital stock of this corporation shall consist of 100,000,000 shares of common stock, $.001 par value and 10,000 shares of Series "B" preferred stock, no par value.

3.2. Preferred Stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, including voting rights, if any, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

3.3.   Other Powers of the Board of Directors With Respect to Shares.

(b) The board of directors may issue rights and options to acquire shares upon such terms as the board of directors shall determine.

DESIGNATION OF SERIES B PREFERRED STOCK

1. Creation of Series B Preferred Stock. There is hereby created a series of preferred stock consisting of 10,000 shares and designated as the Series B Preferred Stock, no par value, having the voting powers, preferences, relative, participating, limitations, qualifications optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

2. Dividend Provisions. No dividends shall be paid with respect to the Shares of Series B Preferred Stock.

3. Redemption Provisions. The Series B Preferred Stock is not redeemable by the holder.

4. Liquidation Provision. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall be entitled to receive an amount equal to $0.01 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for the Series B Preferred Stock and all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the common stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid the Corporation's Series B Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the Series B Preferred Stock, then to the Series B Preferred Stock and then to any other series of Preferred Stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the common stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section III, and the Series B Preferred Stock shall be entitled only to: (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Florida Business Corporation Act and (iii) the rights contained in other Sections hereof.

5. Voting Provisions. Except as otherwise expressly provided or required by law, each share of Series B Preferred Stock shall be entitled to 1,000 votes per share.